UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report: June 24, 2013

(Date of earliest event reported): June 24, 2013

SUNOCO LOGISTICS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-31219	23-3096839
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

1818 Market Street, Suite 1500,

Philadelphia, PA 19103-3615

(Address of principal executive offices)

(215) 977-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 24, 2013, Jamie Welch was appointed to the Board of Directors of Sunoco Partners LLC (the “Company”), the general partner of Sunoco Logistics Partners L.P. (the “Partnership”). At this time, the Company’s Board of Directors has not appointed Mr. Welch to serve on any Board committees.

Mr. Welch is currently Chief Financial Officer and Head of Business Development of Energy Transfer Equity, L.P. (“ETE”), the owner of Energy Transfer Partners L.P. (“ETP”), the Company’s owner. In addition, Mr. Welch will join the Board of Directors of ETE and ETP, effective June 24, 2013. There are no arrangements or understandings between Mr. Welch and any other persons, other than ETE and ETP, pursuant to which he was elected as a director. Mr. Welch has not entered into any agreement or transaction with the Company or the Partnership in which he has, or will have a direct or indirect material interest.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNOCO LOGISTICS PARTNERS L.P.

By:	Sunoco Partners LLC,
its General Partner

By:	/s/ KATHLEEN SHEA-BALLAY
Kathleen Shea-Ballay
Senior Vice President, General
Counsel and Corporate Secretary

June 24, 2013

Philadelphia, PA